Exhibit 99.1

Mannatech Declares Dividend

Coppell, TX, November 7, 2007 – Mannatech, Incorporated (NASDAQ—MTEX) announced that its Board of Directors declared a quarterly cash dividend of $0.09 per share of common stock, payable on Friday, December 21, 2007, to shareholders of record at the close of business on Friday, November 30, 2007. The dividend reflects a commitment to rewarding shareholders and encouraging long-term investment in Mannatech’s common stock.

Terry Persinger, President and CEO of Mannatech, said, “The strong financial position of our company supports our continuing dividend program and represents our belief in the quality of our products, and the future of our company. This marks the 11th consecutive quarter that our Board has declared a dividend. Our commitment remains to continue to return value to our shareholders.”

About Mannatech

Mannatech, Incorporated is a global wellness solutions provider of innovative, high-quality, proprietary nutritional supplements, topical and skin care products, and weight management products sold through independent associates and members located in the United States and the international markets of Canada, Australia, the United Kingdom, Japan, New Zealand, the Republic of Korea, Taiwan, Denmark, and Germany.

Please Note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “may,” “believes,” “enthusiastic,” “demonstrates,” “ intends,” “optimistic,” and “plans” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Mannatech’s inability to attract and retain associates and members, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that its expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions its readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Contact Information:

Gary Spinell,

Vice President Treasury & Investor Relations

(972) 471-6512

ir@mannatech.com

Corporate web site: www.mannatech.com